Exhibit 99.1
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[PARAGON LOGO]                                                              NEWS
              ------------------------------------------------------------------


FOR:                  PARAGON TECHNOLOGIES, INC.

CONTACTS:             Len Yurkovic, Acting CEO
                      610-252-3205
                      610-252-3102 (Fax)
                      www.ptgamex.com


           PARAGON TECHNOLOGIES REPORTS PROFITABLE 2006 FOURTH QUARTER
                         AND INCREASED YEAR-END RESULTS

                                    - - - - -

EASTON, PA -- March 13, 2007 -- Paragon Technologies, Inc. (AMEX:PTG), a leading supplier of "smart" material handling systems and "software-driven" warehouse and distribution center solutions reported another profitable quarter, an expanding order rate, and increased earnings from operations for the year ended December 31, 2006.

In making the announcement, Len Yurkovic, Paragon's Acting CEO, commented, "The results for the fourth quarter of 2006 mark the twelfth consecutive quarter of profitability for Paragon as we continue to deliver technological advancements that enable our customers to be more productive." Yurkovic noted, "While a lower order entry rate experienced during the third quarter of 2006 impacted our revenues in the short-term, orders rebounded significantly in the fourth quarter. The Company's reported net sales will generally lag the new order rate by approximately six months. Orders awarded to the Company during the fourth quarter of 2006 jumped to $4.6 million as compared to $2.2 million received during the same period last year. In fact, the order entry rate for the first quarter of 2007 has already surpassed the level of orders received during the fourth quarter of 2006. The pending orders that we previously reported to you have now materialized, and it is very rewarding to see the results of our broadened sales and marketing initiatives. The strong balance sheet and high liquidity provide an excellent foundation for future growth in sales and profitability."

The attached Summary Financial Information for the Fourth Quarter and Year Ended December 31, 2006 and 2005 depicts financial data for continuing operations as well as the discontinued operations of Ermanco as a result of the completion of the August 5, 2005 sale of substantially all of the assets and liabilities of Ermanco.

Fourth Quarter Results
----------------------
The decrease in sales for the fourth quarter ended December 31, 2006 was associated with a smaller backlog of orders entering the fourth quarter of 2006 when compared to the backlog of orders entering the fourth quarter of 2005, along with progress made on contracts received prior to the start of the fourth quarter of 2005 in accordance with contract completion requirements. During the quarter, the Company increased its product development costs with efforts primarily aimed at voice-directed replenishment and DISPEN-SI-MATIC(R) software enhancements.


                                     [MORE]

We Build Productivity                                          [SI SYSTEMS LOGO]
--------------------------------------------------------------------------------
 PARAGON TECHNOLOGIES, INC. o 600 Kuebler Road o Easton, PA 18040-9201
                       o 610.252.3205 o Fax 610.252.3102
                                 www.ptgamex.com
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[PARAGON LOGO]                                                            Page 2
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Reductions in selling, general and administrative costs, along with favorable tax adjustments, offset the impact on the earnings for the quarter by $231,000 when compared to the fourth quarter of 2005.

Twelve Months Results
---------------------
Net income for 2006 was $468,000 or $0.14 basic earnings per share, compared to net income of $1,198,000 or $0.29 basic earnings per share in 2005. Net income for 2005 included income from discontinued operations of $990,000 from Ermanco.

Contributing to income from continuing operations for 2006 as compared to 2005 was an increase during 2006 in sales and gross profit of $1,112,000 and $760,000, respectively, and an increase of $203,000 in interest income attributable to the higher level of funds available for investment as a result of the cash proceeds from the sale of substantially all of the assets and liabilities of Ermanco and the increased level of interest rates earned on funds available for investment.

The increase in sales was associated with a larger backlog of orders entering fiscal 2006 when compared to the backlog of orders entering fiscal 2005 and progress made on contracts received during 2006. Orders for the year ended December 31, 2006 totaled $16.8 million as compared to $18.1 million in 2005, while the backlog of orders at December totaled $5.9 million as compared to $6.9 million at the end of 2005.

Development efforts during 2006 include warehouse and machine-control software and hardware enhancements and organic development on the widely accepted LO-TOW(R) ergonomic capability. The Company continues to focus on sophisticated software development to satisfy the strong market need for warehouse management software.

The Company ended 2006 with a current ratio of 3.81, while working capital approximates $12.1 million.

During 2006, the Company repurchased 679,219 shares of common stock at a weighted average cost, including brokerage commissions, of $7.57 per share. Cash expenditures for the stock repurchases during that same period were $5,142,898.

Since the inception of the Company's existing stock repurchase program in August of 2004, the Company repurchased 1,538,019 shares of common stock at a weighted average cost, including brokerage commissions, of $8.81 per share as of December 31, 2006. Cash expenditures for the stock repurchases since the inception of the program were $13,549,411 as of December 31, 2006.

The Company is currently exploring various business strategies designed to enhance shareholder value. The Company is continuing to evaluate and actively explore a range of possible options, including transactions intended to provide liquidity and maximize stockholder value, and consideration of the acquisition of complementary assets and/or businesses.

The Company will host a conference call to discuss these results on Tuesday, March 13, 2007 at 11:00 a.m. ET. To participate in the call, please dial 1-877-766-2147 and ask for the Paragon Technologies teleconference. Simultaneous with the conference call, an audio webcast of the call will be available via a link on the Paragon website, www.ptgamex.com.

Paragon's SI Systems' Order Fulfillment and Production & Assembly technologies drive productivity at Fortune 1000 companies and the United States Government.



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[PARAGON LOGO]                                                            Page 3
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About Paragon Technologies
Paragon Technologies is a leader in integrating material handling systems and creating automated solutions for material flow applications. SI Systems' Production & Assembly and Order Fulfillment branded technologies and material handling solutions address unit assembly in manufacturing operations and order fulfillment applications. One of the top material handling systems suppliers worldwide, SI Systems leading clients have included the United States Postal Service, BMG, Peterbilt, Honda, CVS Pharmacy, Maybelline, and Walgreens.

                                      * * *



---------------------------
Cautionary Statement. Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities and Exchange Commission rules, regulations and releases. Paragon intends that such forward-looking statements be subject to the safe harbors created hereby. Among other things, the forward-looking statements regard Paragon's earnings, liquidity, financial condition, review of strategic alternatives, and other matters. Words or phrases denoting the anticipated results of future events, such as "anticipate," "does not anticipate," "should help to," "believe," "estimate," "is positioned," "expects," "may," "will," "is expected," "should," "continue," and similar expressions that denote uncertainty, are intended to identify such forward-looking statements. Paragon's actual results, performance, or achievements could differ materially from the results expressed in, or implied by, such "forward-looking statements:" (1) as a result of factors over which Paragon has no control, including the strength of domestic and foreign economies, sales growth, competition, and certain cost increases; and (2) if the factors on which Paragon's conclusions are based do not conform to its expectations. The forward-looking statements contained in this press release may become outdated over time. Paragon does not assume any responsibility for updating any forward-looking statements. Furthermore, achievement of the objectives of the Company is subject to certain risks, including, but not limited to, those risks outlined in Paragon's filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2005 and the most recent quarterly report on Form 10-Q for the quarter ended September 30, 2006.

     This press release and prior releases are available at www.ptgamex.com.
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[PARAGON LOGO]                                                            Page 4
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                           Paragon Technologies, Inc.
                          Summary Financial Information
              Selected Financial Data -- Balance Sheets (UNAUDITED)
                    (In Thousands, Except Ratio Information)

----------------------------------------------------------------------------------------------------------
                                                           December 31, 2006          December 31, 2005
----------------------------------------------------------------------------------------------------------
Cash and cash equivalents........................              $   2,447                       687
Short-term investments...........................                  9,625                    16,710
                                                        ------------------------    ----------------------
   Total cash and cash equivalents
     and short-term investments..................              $  12,072                    17,397
                                                        ------------------------    ----------------------
Trade receivables................................              $   2,557                     2,029

Inventories......................................              $     469                       344

Current assets...................................              $  16,370                    22,134
Current liabilities..............................                  4,296                     5,337
                                                        ------------------------    ----------------------
   Working capital...............................              $  12,074                    16,797
                                                        ------------------------    ----------------------
Current ratio....................................                   3.81                      4.15

Total assets.....................................              $  16,752                    22,596

Total stockholders' equity.......................              $  12,428                    17,066
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


                           Paragon Technologies, Inc.
                          Summary Financial Information
         Selected Financial Data -- Statements of Operations (UNAUDITED)
                  (In Thousands, Except Per Share Information)

-----------------------------------------------------------------------------------------------------------
                                               Fourth Quarter Ended                   Year Ended
                                                   December 31,                      December 31,
                                           ------------------------------    ------------------------------
                                               2006             2005             2006             2005
                                           -------------    -------------    -------------    -------------
Net sales.............................       $  3,536           4,980           17,788           16,676
                                           =============    =============    =============    =============

Income from continuing
  operations before income taxes......       $     37             277              449              301
Income tax expense (benefit)..........            (20)             84              (19)              93
                                           -------------    -------------    -------------    -------------
Income from continuing
  operations..........................             57             193              468              208

Income (loss) from discontinued
  operations, net of income taxes.....              -             (39)               -              990
                                           -------------    -------------    -------------    -------------
Net income ...........................       $     57             154              468            1,198
                                           =============    =============    =============    =============

Basic earnings per share:
Income from continuing
  operations..........................       $    .02             .05              .14               05
Income (loss) from discontinued
  operations..........................              -            (.01)               -              .24
                                           -------------    -------------    -------------    -------------
Net income............................       $    .02             .04              .14              .29
                                           =============    =============    =============    =============

Diluted earnings per share:
Income from continuing
  operations..........................       $    .02             .05              .14              .05
Income (loss) from discontinued
  operations..........................              -            (.01)               -              .24
                                           -------------    -------------    -------------    -------------
Net income ...........................       $    .02             .04              .14              .29
                                           =============    =============    =============    =============
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


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[PARAGON LOGO]                                                            Page 5
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                           Paragon Technologies, Inc.
                       Supplemental Financial Information
             Reconciliation of Income From Continuing Operations to
                  EBITDA From Continuing Operations (UNAUDITED)
                                 (In Thousands)

-----------------------------------------------------------------------------------------------------------
                                               Fourth Quarter Ended                   Year Ended
                                                   December 31,                      December 31,
                                           ------------------------------    ------------------------------
                                               2006             2005             2006             2005
                                           -------------    -------------    -------------    -------------
Income from continuing
  operations..........................       $     57             193              468              208
Add: Income tax expense (benefit).....            (20)             84              (19)              93
                                           -------------    -------------    -------------    -------------
Income from continuing
  operations before income taxes......             37             277              449              301
Add: Interest expense.................              -               -                1                1
Add: Depreciation and
  amortization expense................             31              24              104               90
                                           -------------    -------------    -------------    -------------
EBITDA from continuing
  operations..........................       $     68             301              554              392
                                           =============    =============    =============    =============
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